Exhibit 32.2

Certification by Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes - Oxley Act of 2002

In connection with Amendment No. 2 to the Annual Report of Whole Foods Market, Inc. (the “Company”) on Form 10-K/A for the period ending September 26, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenda Flanagan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Glenda Flanagan
Glenda Flanagan
Chief Financial Officer
May 18, 2005